UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024
VERANO HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
224 W Hill Street, Suite 400,
Chicago, Illinois 60610
(Address of Principal Executive Offices) (Zip Code)
(312) 265-0730
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Cabbage Club

On March 20, 2024, Verano Holdings Corp. (the “Company”) announced the launch of Cabbage Club™. This is the first nationwide proprietary multi-state cannabis membership club, offering consumers the opportunity to join to unlock exclusive benefits, including monthly store credits, coupons, merchandise, early access to product drops, line-skipping privileges, special event access, concierge service and more. The Company believes that Cabbage Club™ demonstrates its focus on innovation, differentiation and disruption. The program will commence on April 1, 2024 at the Company’s retail dispensaries in New Jersey and Illinois, and is expected to expand to other locations during 2024. Consumers can join the Cabbage Club™ at different price points and can join as founding members.

Supplemental Disclosure in Consolidated Statements of Cash Flows

Due to a clerical error, the Company understated “Interest paid” for 2023 which was presented as supplemental disclosure in the Consolidated Statements of Cash Flows in its Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the U.S. Securities and Exchange Commission on March 15, 2024 (the “Form 10-K”). The correct amount of “Interest paid” for the year ended December 31, 2023 is $59,200 thousand and not $23,677 thousand as originally reported in the Form 10-K. The error was limited to the “Interest paid” line item and did not affect any other reported numbers included in the Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 25, 2024

By:	/s/ Brett Summerer
Name:	Brett Summerer
Title:	Chief Financial Officer